Exhibit 10.36
KONTOOR BRANDS 401(K) SAVINGS PLAN

KONTOOR BRANDS, INC. AUTHORIZED OFFICER’S RESOLUTIONS

AMENDMENT NO. 6

    WHEREAS, pursuant to Section XV, Subsection (1) of the Kontoor Brands 401(k) Savings Plan (the “Plan”), Kontoor Brands, Inc, a North Carolina corporation (the “Company”), has reserved the right to amend or modify the Plan from time to time, by action of its authorized officer; and

    WHEREAS, Kontoor Brands, Inc. Retirement Plans Committee (the “Committee”) is the plan administrator of the Plan; and

    WHEREAS, the Company desires to amend the Plan to resume Safe Harbor Matching Contributions to the Plan commencing with the 2021 Plan Year (i.e., the Plan Year beginning January 1, 2021); and

    WHEREAS, pursuant to Section XIV, Subsection (2) of the Plan, the Company has delegated to its Vice President-Chief Human Resources Officer the authority and responsibility to perform, undertake, decide and implement the Company’s “settlor” functions and decisions with respect to and under the Plan.

    NOW, THEREFORE, BE IT RESOLVED: Section IV, Subsection (5) of the Plan is hereby amended by adding the following new language to the end thereof:

“Notwithstanding the foregoing provisions of this Subsection (5) that suspended Safe Harbor Matching Contributions as of April 24, 2020, Safe Harbor Matching Contributions shall resume to be made to the Plan pursuant to the provisions of this Subsection (5) commencing with the 2021 Plan Year (i.e., the Plan Year beginning January 1, 2021).”

    FURTHER RESOLVED: Section V, Subsection (1)(i) of the Plan is hereby amended by adding the following new language to the end thereof:

“Notwithstanding the foregoing provisions of this Subsection (1)(i) that apply with respect to the 2020 Plan Year, commencing with the 2021 Plan Year (i.e., the Plan Year beginning January 1, 2021), the provisions of this Subsection (1)(i) (i.e., the safe harbor rules) shall again apply for the Plan Year, and, except as otherwise provided, any provisions of the Plan relating to the actual deferral percentage test (as set forth in Subsection (1)(c) above) shall not apply.”

FURTHER RESOLVED: Section V, Subsection (5)(h) is hereby amended by adding the following new language to the end thereof:

“Notwithstanding the foregoing provisions of this Subsection (5)(h) that apply with respect to the 2020 Plan Year, commencing with the 2021 Plan Year (i.e., the Plan Year beginning January 1, 2021), the provisions of this Subsection 5(h) (i.e., the safe harbor rules), shall again apply for the Plan Year, and, except as otherwise provided, any provisions of the Plan relating to the average contribution percentage test (as set forth in Subsection (5)(a) above) shall not apply.”

FURTHER RESOLVED: The foregoing amendments shall be effective as of September 23, 2020 and shall apply to Plan Years beginning after December 31, 2020.

FURTHER RESOLVED: The provisions of the Plan are hereby modified to conform with this Plan Amendment, but in all other respects the provisions of the Plan are to be and shall remain in full force and effect.

FURTHER RESOLVED: The Committee shall be, and hereby is, authorized and directed to take such action as may be necessary and appropriate to carry out and implement this Plan Amendment and these resolutions.

FURTHER RESOLVED: All of the acts of all of the officers and employees of the Company and the members and representatives of the Committee, whether heretofore or hereafter taken or done, which are in conformity with the intent and purposes of these resolutions, shall be and the same hereby are, in all respects ratified, approved and confirmed.

IN WITNESS WHEROF, the Company has caused these Authorized Officer’s Resolutions to be adopted and executed by its duly authorized officer on September 23, 2020.

KONTOOR BRANDS, INC.

By: /s/ Scott Shoener
Scott Shoener
Executive Vice President – Chief Human Resources Officer

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